UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2019, Pareteum Corporation (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required public financial reports with the Securities and Exchange Commission. The Notice has no effect on the listing of the Company’s common stock at this time.

The Notice states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules (the “Plan”).  If Nasdaq accepts the Company’s Plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q (as extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934), or until May 11, 2020, to regain compliance. The Company intends to submit the Plan within the 60 calendar day period.

The Company previously announced its determination to restate its issued consolidated financial statements as of and for the full year ended December 31, 2018, and interim periods ended March 31, 2019 and June 30, 2019 (collectively, the "Non-Reliance Periods"). The Company will restate financial statements for the Non-Reliance Periods in advance of filing the Form 10-Q. The Company continues to work diligently to complete its restatement and intends to file its Form 10-Q as soon as reasonably practical.

Item 7.01 Regulation FD Disclosures

On November 15, 2019, the Company issued a press release regarding the matters described in Item 3.01 to this current report. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this current report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

99.1	Press release issued November 15, 2019

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. These risks include, among other things, (1) the ability to complete the Company’s restatement of its previously issued consolidated financial statements as of and for the full year ended December 31, 2018, and interim periods ended March 31, 2019 and June 30, 2019 and address any material weaknesses, the timing of the completion of necessary restatements, interim reviews and audits by the Company's independent registered public accounting firm, (2) risks relating to the substantial costs and diversion of personnel's attention and resources deployed to address the restatement of the affected financial statements and internal control matters, (3)  the risk of litigation or regulatory action arising from the restatement of the affected financial statements, (4) the timing of the review by, and the conclusions of, the Company's independent auditor regarding the restatement, (5) the ability of the Company to remediate any material weaknesses in internal control over financial reporting, (6) potential reputational damage that the Company may suffer as a result of the restatement of the affected financial statements, (7) the impact of the restatement of the affected financial statements on the value of the Company's common stock, (8) the risk that the filing of the restatement of the affected financial statements will take longer than anticipated, and (9) the ability to submit the Plan within the prescribed 60 calendar-day period. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: November 15, 2019	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer